             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
                event reported): May 22, 1998



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021             41-0518860
------------------- ---------------------- -------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------            ---------
(Address of principal                       (Zip Code)
executive offices)


                       (612) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated May 22, 1998:


THE ST. PAUL COMPANIES EXPECTS SIGNIFICANT LOSSES FROM THE
                   MAY 15 STORM DAMAGE

     The St. Paul Companies (NYSE:SPC) today announced that wind and hail damage from the May 15 storm in Minnesota is expected to result in pretax catastrophe losses of between $35 million to $40 million.

     Most of the losses are expected to come from commercial and personal insurance customers in the Twin Cities metropolitan area.

     "This catastrophe, which occurred over a short period of time, has resulted in a high volume of wind and hail claims to both properties and automobiles," said Douglas W.
Leatherdale, Chairman, President and Chief Executive
Officer. "We will continue to assist our personal and commercial customers until we complete an adjustment of all losses from the storm."

     The St. Paul Companies, headquartered in Saint Paul,
Minnesota, is a group of companies providing insurance and reinsurance products and services worldwide.



  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              THE ST. PAUL COMPANIES, INC.


                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: May 26, 1998